Exhibit 99.1      Press Release dated August 7, 2003

                                                               NEWS ANNOUNCEMENT
FOR IMMEDIATE RELEASE

         CONTACTS:
         Debra L. McClister
         Executive Vice President and
         Chief Financial Officer
         DMcClister@EasyLink.com


            EASYLINK RECORDS SECOND QUARTER REVENUE OF $25.8 MILLION
                  Company approaches breakeven from operations

PISCATAWAY, NJ - August 7, 2003 - EasyLink Services Corporation (NASDAQ: EASY), a leading global provider of services that power the exchange of information between enterprises, their trading communities and their customers, today reported financial results for the second quarter ended June 30, 2003.

Revenues for the second quarter of 2003 were $25.8 million as compared to $25.7 million during the first quarter of 2003 and $30.0 million in the second quarter of 2002. Gross margin improved to 48% in the second quarter of 2003 as compared to 47% in the first quarter of 2003. Total operating expenses in the second quarter of $12.8 million were $1.8 million, or 12%, lower than operating expenses of $14.6 million for the first quarter of 2003. Accordingly, the loss from operations improved from $2.6 million in the first quarter of 2003 to $0.3 million in the second quarter of 2003.

The Company reports that it achieved Earnings before interest, taxes, depreciation and amortization ("EBITDA") during the second quarter of 2003 of $49.8 million as compared to $4.7 million during the comparative second quarter of 2002. The EBITDA results for the second quarter 2003 include $47.0 million in gains on debt restructuring and settlements while the EBITDA results for the second quarter 2002 include a net release of $1.7 million in accrued expenses resulting from the decision not to pay prior year cash bonuses. EBITDA is not a financial measure within generally accepted accounting principles (GAAP). A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net income (loss) for all periods presented. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt and its capacity to make new investments in its services.

The Company reported net income for the second quarter of 2003 of $46.4 million, or $1.28 per share, compared to a net loss of $1.3 million, or $0.08 per share for the second quarter of 2002. Net income for the second quarter of 2003 included gains of $47.0 million on debt restructuring and settlements concluded in that quarter. These transactions reflect the extinguishment of $54.7 million of debt principal, $5.8 million of capitalized interest and $2.2 million of accrued interest, net of deferred debt issuance costs. In exchange for this debt elimination the Company paid cash of $2.3 million and issued 22.3 million shares of Class A common stock valued at $12.1 million and $1.1 million of new notes with $0.2 million of capitalized interest. Net loss for the second quarter 2002 included a net release of $1.7 million in accrued expenses resulting from the decision not to pay prior year cash bonuses.

Thomas Murawski, President and Chief Executive Officer of EasyLink, said, "Our performance in the second quarter clearly shows that we believe we have stabilized the revenue and cash generation stream of our core transaction delivery business during this ongoing global economic slowdown. Coupled with our successful cost reduction programs and the increasing acceptance of strategic growth products such as Integrated Desktop Messaging and Document Capture and Management, we are confident that we have put the company on a more solid footing for growth and improved financial performance."

For the second and first quarters of 2003, revenues (in thousands) for the Company's service lines were:
                                  Second Quarter 2003     First Quarter 2003
                                  -------------------     ------------------
EDI Services                       $4,866        19%       $4,617       18%
Production Messaging              $14,754        57%      $14,840       58%
Integrated Desktop Messaging       $1,615         7%       $1,441        6%
MailWatch and Boundary Services    $1,747         7%       $1,591        6%
Other Services                     $2,820        11%       $3,253       13%
                                   ------        ---      -------      ----
                                  $25,802       100%      $25,742      100%
Customer Relationships

During the second quarter, companies that either established or expanded deployment of EasyLink's services in North America included: AAA, Avis, Farmers Insurance, Florida Department of Revenue, JPMorganChase, New Jersey State Police, NYK, PacifiCare, and Skanska. Internationally, companies that either established or expanded deployment of EasyLink's services included: Canadian Imperial Bank of Commerce (Hong Kong), ENOC-Emirates National Oil Company (UAE), First Telecom International (Hong Kong), Glaxo Smithkline Beecham (Turkey), K Line Pte. Ltd. (Singapore), Medial Saude (Brazil), and Personal Touch Insurance
(UK).

Six Months Results

Revenues for the six months ended June 30, 2003 were $51.5 million compared to $60.3 million for the six months ended June 30, 2002. The Company reported net income for the six months ended June 30, 2003 of $49.7 million, or $1.85 per share, compared to a net loss of $(3.9) million, or $(0.24) per share, for the six months ended June 30, 2002. Net income for the six months of 2003 included gains of $53.7 million on debt restructuring and settlements. These transactions reflect the extinguishment of $61.3 million of debt principal, $6.5 million of capitalized interest, and $2.4 million of accrued interest, net of deferred debt issuance costs. In exchange for this debt elimination the Company paid cash of $3.1 million and issued 23.4 million shares of Class A common stock valued at $12.7 million and $1.1 million of new notes with $0.2 million of capitalized interest. Net loss for the six months ended June 30, 2002 included the net release of $1.7 million in accrued expenses resulting from the decision not to pay prior year cash bonuses.

The Company reports that it achieved Earnings before interest, taxes, depreciation and amortization (" EBITDA") for the six months of 2003 of $57.0 million as compared to $7.8 million during the comparative six months of 2002. The EBITDA results for the six months ended June 30, 2003 include $53.7 million in gains on debt restructuring and settlements while the EBITDA results for the six months ended June 30, 2002 include a net release of $1.7 million in accrued expenses resulting from the decision not to pay prior year cash bonuses.

The Company had cash and cash equivalents of $5.9 million as of June 30, 2003 as compared to $9.6 million as of December 31, 2002. While cash provided by operating activities for the six months ended June 30, 2003 was a positive $2.0 million, $3.5 million was invested in property and equipment, including $1.9 million related to the consolidation of office facilities into a single location, and $3.3 million was used for principal payments and to extinguish debt. To partially fund the debt settlements on May 1, 2003, the Company issued
1.9 million shares of Class A common stock in a private placement to Federal Partners, L.P. in exchange for $1.0 million.

Business Outlook
The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

EasyLink expects the following for the third quarter of 2003:
o  Revenues are expected to be similar to the second quarter of 2003.
o  Gross margin is expected to continue to gradually improve.
o  Net income is expected to be breakeven to slightly positive.

Thomas Murawski further commented, "Our clear strategy and diligent execution has brought EasyLink to a point where we can forecast our achievement of sustainable positive earnings starting in the third quarter of 2003."

Quarterly Conference Call
EasyLink will host its quarterly conference call today at 10:30 a.m. EST. Listeners should call five minutes prior to the start of the call to 800/839-3552 and the reservation number is 1783584. The call will also be broadcast over the Internet. Online listeners should visit the investor relations' pages of the EasyLink Web site, www.easylink.com, or www.streetevents.com prior to the start of the call for login information. If you are unable to participate, the online archive of the broadcast will be available on the investor relation's pages of www.EasyLink.com within two hours of the live call through Thursday, August 14 at 11:30 p.m. EST. You can also access the replay by calling 800/642-1687 and entering the reservation number 1783584.


About EasyLink Services Corporation
EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of services that power the exchange of information between enterprises, their trading communities, and their customers. EasyLink's networks facilitate transactions that are integral to the movement of money, materials, products, and people in the global economy, such as insurance claims, trade and travel confirmations, purchase orders, invoices, shipping notices and funds transfers, among many others. EasyLink helps more than 20,000 companies, including over 400 of the Global 500, become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit WWW.EASYLINK.COM.

Investors are cautioned that the EBITDA information contained in this news announcement is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this information because we consider EBITDA to be a financial indicator of the Company's operational strength, its ability to service debt and its capacity to make new investments in its services.

This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: historic and continuing losses; the need to raise additional capital; the ability to service our remaining indebtedness; the risk that we may have an unfavorable outcome in our lawsuit against AT&T and PTEK; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to restructure our remaining outstanding debt on favorable terms and conditions, to obtain additional financing or refinancing as may be required, and ultimately to achieve profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; significant competition; the risks inherent in an acquisition strategy; the risks inherent in integrating the EasyLink business; and the risk of being delisted from Nasdaq. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.

                          EasyLink Services Corporation
                 Unaudited Condensed Consolidated Balance Sheets
                                 (in thousands)



                                                            June 30, 2003      Dec. 31, 2002
ASSETS

     Cash and cash equivalents                              $       5,897        $       9,554
     Accounts and other receivable, net                            12,351               11,938
     Other current assets                                           1,955                2,019
     Property and equipment, net                                   13,540               14,833
     Goodwill and other intangible assets, net                     19,251               20,814
     Other assets                                                   1,352                1,853
                                                            -------------        -------------

     Total assets                                           $      54,346      $        61,011
                                                            ==============     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
     Accounts payable                                       $      11,341        $      10,235
     Accrued expenses                                              17,958               20,853
     Restructuring reserves payable                                 1,785                2,362
     Capital lease obligations                                        380                  609
     Net liabilities of discontinued operations                        51                  360
     Other liabilities                                                884                1,179
     Convertible notes and notes payable                           14,654               75,550
     Capitalized interest on restructured notes                     5,330               11,685
                                                            -------------        -------------

     Total liabilities                                             52,383              122,833

Total stockholders' equity (deficit)                                1,963              (61,822)
                                                            --------------         ------------

     Total liabilities and stockholders' equity (deficit)   $      54,346        $      61,011
                                                            =============        =============




                        -statements of operations follow-

                         EasyLink Services Corporation
           Unaudited Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)



                                                        Three months ended
                                                            June 30,
                                                       2003            2002
                                                  -----------      -----------
Revenues                                          $    25,802      $    30,029

Cost of revenues                                       13,361           14,282
                                                  -----------      -----------

Gross profit                                           12,441           15,747

Operating expenses:
     Sales and marketing                                4,288            5,308
     General and administrative                         6,275            7,145
     Product development                                1,708            1,566
     Amortization of other intangibles                    516            1,687
                                                  -----------      -----------
         Total operating expenses                      12,787           15,706
                                                  -----------      -----------

Income (loss) from operations                            (346)              41

Other income (expense):
Gain on debt restructuring and settlements             47,026               --
Interest and other income (expense), net                 (304)          (1,320)
                                                  ------------          -------

Net income (loss)                                 $    46,376      $    (1,279)
                                                   ==========       ===========


Basic and diluted net loss per share:
     Net income (loss)                            $      1.28      $     (0.08)
                                                  ===========      ===========

Weighted average basic and diluted shares
   outstanding **                                      36,127           16,541
                                                  ===========      ===========

** Common stock equivalents were anti-dilutive for all periods presented.

                         EasyLink Services Corporation
           Unaudited Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)



                                                        Six months ended
                                                           June 30,
                                                     2003              2002
                                                -----------       -----------
Revenues                                        $    51,544       $    60,334

Cost of revenues                                     27,068            30,154
                                                -----------       -----------

Gross profit                                         24,476            30,180

Operating expenses:
     Sales and marketing                              9,671            10,620
     General and administrative                      13,015            14,417
     Product development                              3,663             3,339
     Amortization of other intangibles                1,032             3,376
                                                      -----             -----
     Total operating expenses                        27,382            31,752
                                                     ------            ------

Loss from operations                                 (2,906)           (1,572)

Other income (expense):
Gain on debt restructuring and settlements           53,666                --
Interest and other income (expense), net             (1,082)           (2,359)
                                                     -------           -------

Net income (loss)                               $    49,677       $    (3,931)
                                                 ==========        ===========


Basic and diluted net loss per share:
Net income (loss)                               $      1.85       $    (0.24)
                                                ===========       ===========

Weighted average basic and diluted shares
outstanding **                                       26,900            16,355
                                                     ======            ======

** Common stock equivalents were anti-dilutive for all periods presented.

                         EasyLink Services Corporation
           Unaudited Condensed Consolidated Statements of Cash Flows
                                 (in thousands)

                                                    Six Months Ended June 30,
                                                      2003            2002
                                                   -----------       ---------
Cash flows from operating activities:
Net income (loss)                                     $49,677         $(3,931)
Adjustments to reconcile net income
(loss) to net cash provided by
operating activities:
     Non-cash interest                                    120           1,464
     Depreciation                                       4,683           5,033
     Amortization of intangible assets                  1,564           4,052
     Provision for doubtful accounts                      106           1,668
     Provision for restructuring and impairments           --            (364)
     Gain on debt restructuring and settlements       (53,666)             --
     Other                                                159             138
Changes in operating assets and liabilities:
   Accounts receivable, net                              (519)          4,570
   Prepaid expenses and other current assets               65            (975)
  Other assets                                            178             200
  Accounts payable, accrued expenses
  and other current liabilities                           (39)        (10,456)
  Deferred revenue                                       (279)           (314)
                                                   -----------       ---------

Net cash provided by operating activities               2,049           1,085
                                                   ----------        --------

Cash flows from investing activities:
Purchases of property and equipment,
including capitalized software                         (3,479)         (1,450)
                                                   -----------       ---------

Net cash used in investing activities                  (3,479)         (1,450)
                                                   -----------       ---------

Cash flows from financing activities:
Issuance of shares to employee benefit plans              232             224
Payments under capital lease obligations                 (229)           (337)
Interest payments on restructured notes                    --            (362)
Principal payments of notes payable                    (3,308)            (72)
Proceeds from issuance of Class A Common Stock          1,000              --
                                                   ----------        --------

Net cash used in financing activities                  (2,305)           (547)
                                                   -----------       ---------


Effect of foreign exchange rate changes
on cash and cash equivalents                               78             (24)
                                                   ----------        --------

Net decrease in cash and cash equivalents              (3,657)           (936)

Cash used in discontinued operations                       --            (300)

Cash and cash equivalents at
beginning of the period                                 9,554          13,278
                                                   -----------       ---------

Cash and cash equivalents at
the end of the period                                  $5,897         $12,042
                                                   ==========        =========

                         EasyLink Services Corporation
            Reconciliation of Non GAAP Financial Information to GAAP
                                 (in thousands)
                                  (unaudited)

                                                                     Three Months                  Six Months
                                                                    Ended June 30,               Ended June 30,
                                                                   2003        2002             2003       2002
                                                                 -------     -------            -----    -------
Net income (loss)                                                $46,375     $(1,279)         $49,677    $(3,931)
Add:
Depreciation                                                       2,271       2,540            4,683      5,033
Amortization of intangible assets                                    758       2,020            1,564      4,052
Interest expense, net and taxes                                      360       1,450            1,119      2,628
                                                                 -------     -------            -----    -------

EBITDA                                                            49,764       4,731           57,043      7,782

Interest expense, net and taxes                                     (360)     (1,450)          (1,119)    (2,628)

Add (subtract):
       Non-cash Interest                                              --         334              120      1,464
       Provision for doubtful accounts                               (20)        916              106      1,668
       Provision for restructuring and impairments                    --        (158)              --       (364)
       Gain on debt restructuring and settlements                (47,026)         --          (53,666)        --
       Other non-cash items                                          118          41              159        138
       Changes in operating assets and liabilities                (1,767)     (2,386)            (594)    (6,975)
                                                                 -------     -------            -----    -------

Net cash provided by operations                                     $709      $2,028           $2,049     $1,085
                                                                  ======      ======           ======     ======